Exhibit 23
                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated May 12, 1998, included in or incorporated by reference into Thermo Remediation Inc.'s Annual Report on Form 10-K for the fiscal year ended April 4, 1998, and into the Company's previously filed Registration Statements as follows:
Registration Statement No. 33-92030 on Form S-3, Registration Statement No. 33-92058 on Form S-8, Registration Statement No. 33-85368 on Form S-8, Registration Statement No. 33-85370 on Form S-8, Registration Statement No. 33-85374 on Form S-8, Registration Statement No. 33-85372 on Form S-8, Registration Statement No. 333-00062 on Form S-3, Registration Statement No. 33-80747 on Form S-8, Registration Statement No. 33-80515 on Form S-8, Registration Statement No. 33-81226 on Form S-3, Registration Statement No. 33-80458 on Form S-3, Registration Statement No. 33-77818 on Form S-3, Registration Statement No. 333-35373 on Form S-3, and Registration Statement No. 333-33341 on Form S-3.



                                          A rthur A ndersen LLP



Boston, Massachusetts
June 26, 1998